Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 4/30/2012

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $    91

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     0
	    Class C	      $     0
	    Class Y	      $   531


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $  0.04

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $  0.00
    	    Class C	      $  0.00
	    Class Y	      $  0.07


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         2539

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B               152
	    Class C               684
	    Class Y		 6767


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 13.10

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 12.75
	    Class C           $ 12.80
	    Class Y	      $ 13.08



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $    51

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     0
	    Class C	      $     0
	    Class Y	      $   643



73A.	1.  Dividends from net investment income (per share)
	    Class A	      $  0.14

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $  0.00
    	    Class C	      $  0.00
	    Class Y	      $  0.12

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	          405

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                16
	    Class C                23
	    Class Y		 5689


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $  8.42

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $  8.22
	    Class C           $  8.22
	    Class Y	      $  8.32